Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

ASLAN Pharmaceuticals Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value $0.01 per share(1)	457(c)	388,905,110(3)	$0.12(4)	$46,668,613.20	0.00011020	$5,142.89
		Total Offering Amounts				$46,668,613.20		$5,142.89
		Total Fees Previously Paid
		Total Fee Offsets
		Net Fee Due						$5,142.89

(1)

These ordinary shares offered in the United States will be represented by American Depositary Shares (“ADSs”), each of which represents twenty-five ordinary shares of ASLAN Pharmaceuticals Limited (the “Registrant”).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder also include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

This registration statement registers an aggregate of 388,905,110 ordinary shares, consisting of (i) 59,957,865 outstanding ordinary shares; (ii) 52,401,685 ordinary shares issuable upon the exercise of outstanding pre-funded warrants; and (iii) 276,545,560 ordinary shares issuable upon the exercise of outstanding warrants (or issuable upon exercise of pre-funded warrants to purchase ordinary shares that are issuable to holders of warrants upon exercise of such warrants for pre-funded warrants in lieu of ordinary shares).

(4)

Estimated in accordance with Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $0.12 per ordinary share (or the equivalent of $3.07 per ADS), which was the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Capital Market on March 17, 2023, which date is within five business days prior to the filing of this registration statement.